Reznick Group

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS' REPORT

ST. JOHN HOUSING ASSOCIATES LIMITED PARTNERSHIP
HUD PROJECT NOS.: 073-44378, 073-12010, AND 073-12007

DECEMBER 31, 2006

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

TABLE OF CONTENTS

TABLE OF CONTENTS - CONTINUED

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

December 31, 2006

MORTGAGOR'S CERTIFICATION

I hereby certify that I have examined the accompanying financial statements and supplemental data of St. John Housing Associates Limited Partnership and, to the best of my knowledge and belief, the same are complete and accurate.

GENERAL PARTNER

SJH Developers, Inc.

Henry Hyatt Date

Telephone Number: (312) 726-5600

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

December 31, 2006

MANAGING AGENT'S CERTIFICATION

I hereby certify that I have examined the accompanying financial statements and supplemental data of St. John Housing Associates Limited Partnership and, to the best of my knowledge and belief, the same are complete and accurate.

MANAGING AGENT

Trillium Properties, LLC

____

Jeffery K. Fleeger

Jeffery K. Fleeger
Property Manager

Managing Agent Taxpayer
Identification Number:
35-1263247

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT

To the Partners
St. John Housing Associates Limited Partnership

We have audited the accompanying balance sheet of St. John Housing Associates Limited Partnership, FHA Project Nos. 073-44378, 073-12010, and 073-12007, as of December 31, 2006, and the related statements of operations, partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor we were engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. John Housing Associates Limited Partnership as of December 31, 2006, and the results of its operations, the changes in partners' equity (deficit) and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated March 20, 2007, on our consideration of St. John Housing Associates Limited Partnership's internal control over financial reporting. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and the results of that testing and not to provide an opinion on the internal control over financial reporting. In accordance with Government Auditing Standards, we have also issued an opinion dated March 20, 2007, on St. John Housing Associates Limited Partnership's (an Illinois Limited Partnership) compliance

Reznick Group

with certain provisions of laws, regulations, contracts, and grant agreements, and other matters that could have a direct and material effect on a major HUD-assisted program. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental information on pages 24 through 37 is presented for purposes of additional analysis and is not a required part of the basic financial statements of the partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

Reznick Group, P.C.

Skokie, Illinois
March 20, 2007

Taxpayer Identification Number:
52-1088612

Lead Auditor: Moarij Khan

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

BALANCE SHEET

December 31, 2006

ASSETS

CURRENT ASSETS		
Cash - operations		$ 165,322
Cash - entity		1,488
Tenant accounts receivable		7,534
Accounts receivable - HUD		45,181
Accounts and notes receivable - operations		4,130
Interest reduction payment receivable		2,631
Short-term investments - operations		75,000
Miscellaneous prepaid expenses		22,754
Total current assets		324,040
DEPOSITS HELD IN TRUST - FUNDED		
Tenant deposits		18,695
RESTRICTED DEPOSITS AND FUNDED RESERVES		
Escrow deposits	$ 40,089	
Reserve for replacements	569,000	
		609,089
RENTAL PROPERTY		
Land	59,800	
Buildings	8,018,620	
Building equipment - portable	250,659	
Motor vehicles	10,029	
Miscellaneous fixed assets	15,000	
	8,354,108	
Less accumulated depreciation	(3,122,081)	
		5,232,027
OTHER ASSETS		
Deferred charges, net of accumulated amortization of $3,809		93,719
Total assets		$ 6,277,570

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

BALANCE SHEET - CONTINUED

December 31, 2006

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

CURRENT LIABILITIES		
Accounts payable - operations		$ 18,346
Accounts payable - entity		84,213
Accounts payable - Section 8 and other		4,056
Accrued payroll taxes		348
Accrued management fee		6,707
Accrued interest - other mortgages		11,807
Accrued property taxes		125,327
Mortgage payable - first mortgage, current maturities		103,850
Other mortgages payable, current maturities		41,496
Prepaid revenue		15,924
Total current liabilities		412,074
DEPOSITS LIABILITY		
Tenant deposits held in trust (contra)		15,942
LONG-TERM LIABILITIES		
Mortgage payable - first mortgage, net of current maturities	$ 955,892	
Other mortgages payable, net of current maturities	2,820,912	
		3,776,804
Total liabilities		4,204,820
CONTINGENCY		-
PARTNERS' EQUITY (DEFICIT)		
Partners' equity (deficit)		2,072,750
Total partners' equity (deficit)		2,072,750
Total liabilities and partners' equity (deficit)		$ 6,277,570

See notes to financial statements

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF OPERATIONS

Year ended December 31, 2006

RENTAL REVENUE		
Rent revenue - gross potential	$ 142,012	
Tenant assistance payments	1,032,064	
Total rental revenue		$ 1,174,076
VACANCIES		
Apartments	(20,391)	
Total vacancies		(20,391)
Net rental revenue		1,153,685
FINANCIAL REVENUE		
Financial revenue - Gain on Sale of Investments	1,822	
Revenue from investments - replacement reserve	4,583	
Total financial revenue		6,405
OTHER REVENUE		
Tenant charges	9,318	
Interest reduction payments revenue	28,784	
Miscellaneous revenue	27,314	
Total other revenue		65,416
Total revenue		1,225,506

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF OPERATIONS - CONTINUED

Year ended December 31, 2006

ADMINISTRATIVE EXPENSES		
Advertising and marketing	114	
Other renting expenses	112	
Office salaries	3,231	
Office expenses	22,571	
Management fee	73,091	
Manager or superintendent salaries	43,469	
Legal expense - project	389	
Auditing expense	10,150	
Bookkeeping fees and accounting services	6,048	
Bad debts	17,431	
Miscellaneous administrative expenses	584	
Total administrative expenses		177,190
UTILITIES EXPENSE		
Electricity	9,660	
Water	43,261	
Gas	3,889	
Sewer	32,617	
Total utilities expense		89,427
OPERATING AND MAINTENANCE EXPENSES		
Payroll	55,823	
Supplies	49,147	
Contracts	172,763	
Garbage and trash removal	12,018	
Heating/cooling repairs and maintenance	19,205	
Snow removal	600	
Vehicle and maintenance equipment operation and repairs	561	
Miscellaneous operating and maintenance expenses	375	
Total operating and maintenance expenses		310,492

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF OPERATIONS - CONTINUED

Year ended December 31, 2006

TAXES AND INSURANCE		
Real estate taxes	82,800	
Payroll taxes	10,532	
Property and liability insurance	24,356	
Fidelity bond insurance	370	
Workmen's compensation	1,200	
Health insurance and other employee benefits	11,004	
Miscellaneous taxes, licenses, permits and insurance	6,335	
Total taxes and insurance		136,597
FINANCIAL EXPENSES		
Interest on second mortgage payable	142,664	
Mortgage insurance premium/service charge	24,174	
Total financial expenses		166,838
Total cost of operations before depreciation and amortization		880,544
Income (loss) before depreciation and amortization		344,962
DEPRECIATION AND AMORTIZATION		
Depreciation expense	206,205	
Amortization expense	3,048	
Total depreciation and amortization		209,253
Operating income (loss)		135,709
CORPORATE OR MORTGAGOR ENTITY REVENUE AND EXPENSES		
Entity revenue	(591)	
Partnership administrative fee	84,213	
Miscellaneous entity expenses	2,480	
Net entity expenses		86,102
Total expenses		1,175,899
Net income (loss)		$ 49,607

See notes to financial statements

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF PARTNERS' EQUITY (DEFICIT)

Year ended December 31, 2006

	General partner	Limited partner	Total
Partners' equity (deficit) January 1, 2006	$ (13,610)	$ 2,101,753	$ 2,088,143
Distributions	(650)	(64,350)	(65,000)
Net income (loss)	496	49,111	49,607
Partners' equity (deficit) December 31, 2006	$ (13,764)	$ 2,086,514	$ 2,072,750

See notes to financial statements

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF CASH FLOWS

Year ended December 31, 2006

Cash flows from operating activities		
Rental receipts		$ 1,131,430
Interest receipts		6,405
Other operating receipts		64,895
Entity/construction receipts		
Entity revenue	$ 591	
		591
Total receipts		1,203,321
Administrative expenses paid		(58,943)
Management fees paid		(73,886)
Utilities paid		(89,427)
Salaries and wages paid		(102,523)
Operating and maintenance expenses paid		(254,669)
Real estate taxes paid		(125,332)
Property insurance paid		(27,763)
Miscellaneous taxes and insurance paid		(29,424)
Net tenant security deposits received (paid)		(1,117)
Interest paid on second mortgage		(142,827)
Mortgage insurance premium paid		(20,037)
Entity expenses paid		
Partnership administrative fee	(95,798)	
Miscellaneous entity expenses	(2,480)	
		(98,278)
Total disbursements		(1,024,226)
Net cash provided by (used in) operating activities		179,095
Cash flows from investing activities		
Net (deposits to) mortgage escrows		(10,368)
Net withdrawals from reserve for replacements		7,558
Net cash provided by (used in) investing activities		(2,810)
Cash flows from financing activities		
Mortgage principal payments - first mortgage		(96,850)
Mortgage principal payments - second mortgage		(39,497)
Distributions to partners		(65,000)
Entity/construction financing activities		
Decrease in other loans/notes payable, surplus cash	(29,083)	
		(29,083)
Net cash provided by (used in) financing activities		(230,430)
NET INCREASE (DECREASE) IN CASH		(54,145)
Cash, beginning of year		295,955
Cash, end of year		$ 241,810

(continued)

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

STATEMENT OF CASH FLOWS - CONTINUED

Year ended December 31, 2006

Reconciliation of net income (loss) to net cash provided by (used in) operating activities		
Net income (loss)		$ 49,607
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities		
Depreciation		206,205
Amortization		3,048
Changes in operating asset and liability accounts		
(Increase) decrease in operating assets		
Tenant accounts receivable		8,033
Accounts receivable - other		(44,196)
Accounts receivable - interest		(521)
Miscellaneous prepaid expenses		730
Tenant security deposits funded		691
Increase (decrease) in operating liabilities		
Accounts payable		(496)
Accrued liabilities		(45,343)
Accrued interest payable		(163)
Tenant security deposits held in trust		(1,808)
Prepaid revenue		14,893
Entity liability accounts		
Accounts payable - entity	$ (11,585)	
		(11,585)
Total adjustments		129,488
Net cash provided by (used in) operating activities		$ 179,095

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

NOTE 1 - ORGANIZATION

St. John Housing Associates Limited Partnership (the partnership) was formed as a limited partnership under the laws of the State of Illinois on June 1, 1992, for the purpose of acquiring, rehabilitating and operating a rental housing project under Sections 236 and 241 of the National Housing Act. The project, which was acquired December 29, 1993, consists of 144-units located in Gary, Indiana, and is currently operating under the name of St. John Homes.

Cash distributions are limited by agreements between the partnership and HUD (Housing Urban Development) to $121,682 per year to the extent of surplus cash as defined by HUD. Undistributed amounts are cumulative and may be distributed in subsequent years if future operations provide surplus cash in excess of current requirements.

Each building of the project has qualified for and been allocated low-income housing tax credits pursuant to Internal Revenue Code Section 42 (Section 42), which regulates the use of the project as to occupant eligibility and unit gross rent, among other requirements. Each building of the project must meet the provisions of these regulations during each of 15 consecutive years, the compliance period, in order to remain qualified to receive the credits. In addition, on March 14, 1995, St. John Housing Associates Limited Partnership executed a Declaration of Extended Low-Income Housing Commitment which requires the utilization of the project pursuant to Section 42 for a minimum of 30 years, even if disposition of the project by the partnership occurs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable and Bad Debts

Tenant receivables are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from the results that would have been obtained under the allowance method. During the year bad debt expense includes uncollectible back rent adjustments written off in the amount of $8,724.

Rental Property

Rental property is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes. For income tax purposes, accelerated lives and methods are used.

Deferred Charges and Amortization

Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

Investments

The partnership adopted accounting for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS No. 115), Accounting for Certain Investments in Debt and Equity Securities. Marketable securities consist of corporate bonds and stock mutual funds. The partnership's marketable securities are classified as available-for-sale securities and are carried at fair value determined based on quoted market prices as of the date nearest the balance sheet date. Unrealized holding gains and losses are included as a component of other comprehensive income or loss.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is recognized for the difference. No impairment loss has been recognized during the years ended December 31, 2006.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

NOTE 3 - CASH

The partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The partnership has not experienced any losses in such accounts. Management believes the partnership may not be exposed to any significant credit risk on cash.

NOTE 4 - MORTGAGES PAYABLE

The first mortgage note is held by Capmark Financial Group (formerly GMAC), and insured by the Federal Housing Administration (FHA) and is collateralized by a deed of trust on the rental property. The note, in the original amount of $2,331,300, is payable in monthly principal and interest installments of $5,588, net of an interest reduction subsidy through maturity on November 1, 2014. The note bears interest at the rate of 7% per annum; however, HUD, through the interest reduction subsidy, reduces the interest rate to an effective annual rate of approximately 1% over the term of the mortgage. The annual interest subsidy of $104,889 is reflected as a reduction of interest expense. As of December 31, 2006, $1,059,742 is the outstanding loan balance.

On September 27, 2005, the partnership refinanced its second mortgage held with Wells Fargo Bank N.A. (formerly Reilly Mortgage). The second mortgage note, in the original amount of $2,908,300, is insured by the FHA and collateralized by a second deed of trust on

the rental property. The note bears interest at the rate of 4.95% per annum. Principal and interest are payable by the partnership in monthly installments of $15,188 through maturity on May 1, 2037. As of December 31, 2006, $2,862,408 is outstanding and accrued interest is $11,807.

Under agreements with the mortgage lenders and FHA, the partnership is required to make monthly escrow deposits for taxes, insurance and replacement of project assets, and is subject to restrictions as to operating policies, rental charges, operating expenditures and distributions to partners.

The liability of the partnership under the mortgage notes is limited to the underlying value of the real estate collateral plus other amounts deposited with the lenders.

Aggregate maturities of the mortgages payable over each of the next five years and thereafter are as follows:

December 31,	First mortgage loan	Second mortgage loan	Total
2007	$ 103,850	$ 41,496	$ 145,346
2008	111,358	43,598	154,956
2009	118,848	45,805	164,653
2010	121,000	48,125	169,125
2011	125,542	50,562	176,104
Thereafter	479,144	2,632,822	3,111,966
	$ 1,059,742	$ 2,862,408	$ 3,922,150

NOTE 5 - RELATED PARTY TRANSACTIONS

Maintenance Services

An affiliate of one of the stockholders of the general partner provides certain maintenance and repair services for the management company. During the year ended December 31, 2006, $5,160 was charged to operations and paid.

Repurchase Guaranty

Under the terms of the partnership agreement, the general partner is obligated to purchase the partnership interest of the investor limited partner upon the occurrence of a repurchase event as described in the partnership agreement.

Security

The partnership shared its security force with another partnership (Homewood) managed by the same management company. In the past, the security personnel was paid from Homewood and reimbursed by the partnership. In March 2004, the partnership hired its own security guard, but continued to pay Homewood. As of December 31, 2006, the entire amount due from Homewood was received.

Partnership Administration Fee

The partnership entered into a partnership administration services agreement with the general partner for its services in managing the partnership throughout the term of the partnership. Under the terms of this agreement, commencing January 1, 1996, the partnership is obligated to pay to the general partner an annual fee in the amount of the lesser of 50% of the project's net cash flow as defined in the partnership agreement or 3% of the replacement cost of the rental property as of the date of substantial completion. In the event that in any year 50% of net cash flow exceeds 3% of the replacement cost of the rental property as of the date of substantial completion, such excess amount shall be paid to the general partner to the extent that the partnership administration fee paid in any prior years was less than 3% of the replacement cost.

For the year ended December 31, 2006, the partnership administrative fee of $84,213 has been included in mortgagor entity expenses, and $84,213 is cumulatively payable as of December 31, 2006. The amount paid in 2006 was $95,798.

Refinancing/Transaction Fee

In connection with the September 27, 2005, refinancing of the second mortgage loan, the partnership incurred a refinancing/transaction fee payable to an affiliate of the general partner. The fee was equal to 1% of the new mortgage loan proceeds and totals $29,083. The fee is payable from surplus cash. As of December 31, 2006, the entire balance was paid.

NOTE 6 - PROPERTY MANAGEMENT FEE

The property is managed by Trillium Properties, LLC, an affiliate of one of the stockholders of the general partner, pursuant to a management agreement approved by HUD. The management agreement provides for a management fee of 6.28% of monthly rental collections. Additionally, the partnership pays Trillium Properties, LLC a monthly computer and accounting fee of $3.50 per unit. During the year ended December 31, 2006, management fees of $73,091 and computer and accounting fees of $6,048 were charged to operations. As of December 31, 2006, the partnership owed the management agent $6,707, which consisted of management fees.

NOTE 7 - HOUSING ASSISTANCE PAYMENT CONTRACT AGREEMENTS

The FHA has contracted with the partnership, under Section 8 of Title II of the Housing and Community Development Act of 1974, to make housing assistance payments to the partnership on behalf of qualified tenants. One agreement covering 110 units expires on September 30, 2009. Another agreement covering 34 units also expires on September 30, 2009.

Contracts may be renewed for one to twenty years, but multiple year contracts are funded for one year with the balance of the contract subject to annual appropriations. Subsequent renewals of contracts may be made under any option the contract is eligible for at the time of renewal.

NOTE 8 - CONTINGENCY

The project's low-income housing credits are contingent on its ability to maintain compliance with applicable provisions of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent or to correct noncompliance within a specified time period could result in recapture of previously claimed tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

NOTE 9 - MORTGAGOR ENTITY EXPENSES

Mortgagor entity expenses included in the statement of operations do not represent operating expenses of the project and, accordingly, cannot be paid and are not paid out of project operations. Rather, they are entity expenses, which can only be paid out of surplus cash or mortgagor entity funds. Such expenses have been segregated from project operations in the statement of operations. Unpaid mortgagor entity expenses included in the statement of operations represent accruals only and are recorded only where required under accounting principles generally accepted in the United States of America. These accruals result only in increased liabilities in the balance sheet. The liability that results from any accrual is also subject to surplus cash restrictions and is payable only to the extent of surplus cash or mortgagor entity funds. The statement of cash flows reflects those mortgagor entity expenses actually paid during the year. Below is a summary of mortgagor entity expenses expensed and paid.

Description	Liability beginning of year	Add: Amount expensed	Less: Amount paid	Liability end of year
Partnership administrative fees	$ 95,798	$ 84,213	$ 95,798	$ 84,213
Miscellaneous entity	-	2,480	2,480	-
	$ 95,798	$ 86,693	$ 98,278	$ 84,213

SUPPLEMENTAL INFORMATION

SUPPORTING DATA REQUIRED BY HUD

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION

BALANCE SHEET DATA

December 31, 2006

ASSETS

Account No.			
CURRENT ASSETS			
1120	Cash - operations		$ 165,322
1125	Cash - entity		1,488
1130	Tenant accounts receivable		7,534
1135	Accounts receivable - HUD		45,181
1140	Accounts and notes receivable - operations		4,130
1165	Interest reduction payment receivable		2,631
1170	Short-term investments - operations		75,000
1200	Miscellaneous prepaid expenses		22,754
1100T	Total current assets		324,040
DEPOSITS HELD IN TRUST - FUNDED			
1191	Tenant deposits		18,695
RESTRICTED DEPOSITS AND FUNDED RESERVES			
1310	Escrow deposits	$ 40,089	
1320	Reserve for replacements	569,000	
1300T	Total deposits		609,089
RENTAL PROPERTY			
1410	Land	59,800	
1420	Buildings	8,018,620	
1440	Building equipment - portable	250,659	
1480	Motor vehicles	10,029	
1490	Miscellaneous fixed assets	15,000	
1400T	Total fixed assets	8,354,108	
1495	Less accumulated depreciation	(3,122,081)	
1400N	Net fixed assets		5,232,027
OTHER ASSETS			
1520	Intangible assets, net of accumulated amortization of $3,809	93,719	
1500T	Total other assets		93,719
1000T	Total assets		$ 6,277,570

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

BALANCE SHEET DATA - CONTINUED

December 31, 2006

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Account No.			
CURRENT LIABILITIES			
2110	Accounts payable - operations		$ 18,346
2113	Accounts payable - entity		84,213
1135	Accounts payable - Section 8 and other		4,056
2121	Accrued payroll taxes		348
2123	Accrued management fee		6,707
2132	Accrued interest - other mortgages		11,807
2150	Accrued property taxes		125,327
2170	Mortgage payable - first mortgage, current maturities		103,850
2172	Other mortgages payable, current maturities		41,496
2210	Prepaid revenue		15,924
2122T	Total current liabilities		412,074
DEPOSITS LIABILITY			
2191	Tenant deposits held in trust (contra)		15,942
LONG-TERM LIABILITIES			
2320	Mortgage payable - first mortgage, net of current maturities	$ 955,892	
2322	Other mortgages payable, net of current maturities	2,820,912	
2300T	Total long-term liabilities		3,776,804
2000T	Total liabilities		4,204,820
3130	PARTNERS' EQUITY (DEFICIT)		2,072,750
2033T	Total liabilities and partners' equity (deficit)		$ 6,277,570

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA

Year ended December 31, 2006

Account No.			
RENTAL REVENUE			
5120	Rent revenue - gross potential	$ 142,012	
5121	Tenant assistance payments	1,032,064	
5100T	Total rental revenue		$ 1,174,076
VACANCIES			
5220	Apartments	(20,391)	
5200T	Total vacancies		(20,391)
5152N	Net rental revenue		1,153,685
FINANCIAL REVENUE			
5410	Financial revenue - project operations	1,822	
5440	Revenue from investments - replacement reserve	4,583	
5400T	Total financial revenue		6,405
OTHER REVENUE			
5920	Tenant charges	9,318	
5945	Interest reduction payments revenue	28,784	
5990	Miscellaneous revenue	27,314	
5900T	Total other revenue		65,416
5000T	Total revenue		1,225,506

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2006

Account No.			
ADMINISTRATIVE EXPENSES			
6210	Advertising and marketing	114	
6250	Other renting expenses	112	
6310	Office salaries	3,231	
6311	Office expenses	22,571	
6320	Management fee	73,091	
6330	Manager or superintendent salaries	43,469	
6340	Legal expense - project	389	
6350	Auditing expense	10,150	
6351	Bookkeeping fees/accounting services	6,048	
6370	Bad debts	17,431	
6390	Miscellaneous administrative expenses	584	
6263T	Total administrative expenses		177,190
UTILITIES EXPENSE			
6450	Electricity	9,660	
6451	Water	43,261	
6452	Gas	3,889	
6453	Sewer	32,617	
6400T	Total utilities expense		89,427
OPERATING AND MAINTENANCE EXPENSES			
6510	Payroll	55,823	
6515	Supplies	49,147	
6520	Contracts	172,763	
6525	Garbage and trash removal	12,018	
6546	Heating/cooling repairs and maintenance	19,205	
6548	Snow removal	600	
6570	Vehicle and maintenance equipment operation and repairs	561	
6590	Miscellaneous operating and maintenance expenses	375	
6500T	Total operating and maintenance expenses		310,492

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2006

Account No.			
TAXES AND INSURANCE			
6710	Real estate taxes	82,800	
6711	Payroll taxes	10,532	
6720	Property and liability insurance	24,356	
6721	Fidelity bond insurance	370	
6722	Workmen's compensation	1,200	
6723	Health insurance and other employee benefits	11,004	
6790	Miscellaneous taxes, licenses, permits and insurance	6,335	
6700T	Total taxes and insurance		136,597
FINANCIAL EXPENSES			
6820	Interest on second mortgage payable	142,664	
6850	Mortgage insurance premium/service charge	24,174	
6800T	Total financial expenses		166,838
6000T	Total cost of operations before depreciation and amortization		880,544
5060T	Income (loss) before depreciation and amortization		344,962
DEPRECIATION AND AMORTIZATION			
6600	Depreciation expense	206,205	
6610	Amortization expense	3,048	
	Total depreciation and amortization		209,253
5060N	Operating income (loss)		135,709
CORPORATE OR MORTGAGOR ENTITY REVENUE AND EXPENSES			
7105	Entity revenue	(591)	
7190	Other expenses	86,693	
7100T	Net entity expenses		86,102
	Total expenses		1,175,899
3250	Net income (loss)		$ 49,607

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF OPERATIONS DATA - CONTINUED

Year ended December 31, 2006

Account No.			
S1000-010	Total first mortgage principal payments required during the audit year (12 monthly payments). Applies to all direct loans and HUD-held and fully-insured mortgages.	$	96,850
S1000-020	Total of 12 monthly deposits in the audit year made to the replacement reserve account, as required by the regulatory agreement, even if payments are temporarily suspended or reduced.	$	39,858
S1000-030	Replacement reserve and residual receipts reserve releases which are included as expense items on the statement of operations.	$	51,999
S1000-040	Project improvement reserve releases under the flexible subsidy program which are included as expense items on the statement of operations.	$	-
S3100-120	Mortgage payable note detail (Section 236 only) Interest reduction payments from subsidy.	$	104,889

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF PARTNERS' EQUITY (DEFICIT) DATA

Year ended December 31, 2006

Account No.		General partner	Limited partner	Total
S1100-010	Partners' equity (deficit) January 1, 2006	$ (13,610)	$ 2,101,753	$ 2,088,143
S1200-420	Distributions	(650)	(64,350)	(65,000)
3250	Net income (loss)	496	49,111	49,607
3130	Partners' equity (deficit) December 31, 2006	$ (13,764)	$ 2,086,514	$ 2,072,750

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF CASH FLOWS DATA

Year ended December 31, 2006

Account No.			
	Cash flows from operating activities		
S1200-010	Rental receipts		$ 1,131,430
S1200-020	Interest receipts		6,405
S1200-030	Other operating receipts		64,895
S1200-036	Entity revenue	$ 591	
			591
S1200-040	Total receipts		1,203,321
S1200-050	Administrative expenses paid		(58,943)
S1200-070	Management fees paid		(73,886)
S1200-090	Utilities paid		(89,427)
S1200-100	Salaries and wages paid		(102,523)
S1200-110	Operating and maintenance expenses paid		(254,669)
S1200-120	Real estate taxes paid		(125,332)
S1200-140	Property insurance paid		(27,763)
S1200-150	Miscellaneous taxes and insurance paid		(29,424)
S1200-160	Net tenant security deposits received (paid)		(1,117)
S1200-181	Interest paid on second mortgage		(142,827)
S1200-210	Mortgage insurance premium paid		(20,037)
S1200-225	Entity expenses paid		
S1200-226	Partnership administrative fee	(95,798)	
S1200-226	Miscellaneous entity expenses	(2,480)	
			(98,278)
S1200-230	Total disbursements		(1,024,226)
S1200-240	Net cash provided by (used in) operating activities		179,095
	Cash flows from investing activities		
S1200-245	Net deposits to mortgage escrows		(10,368)
S1200-250	Net withdrawals from reserve for replacements		7,558
S1200-350	Net cash provided by (used in) investing activities		(2,810)
	Cash flows from financing activities		
S1200-360	Mortgage principal payments - first mortgage		(96,850)
S1200-361	Mortgage principal payments - second mortgage		(39,497)
S1200-420	Distributions to partners		(65,000)
S1200-455	Entity/construction financing activities		
S1200-456	Decrease in other loans/notes payable, surplus cash	(29,083)	
			(29,083)
S1200-460	Net cash provided by (used in) financing activities		(230,430)
S1200-470	NET INCREASE (DECREASE) IN CASH		(54,145)
S1200-480	Cash, beginning		295,955
S1200T	Cash, ending		$ 241,810

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

STATEMENT OF CASH FLOWS DATA - CONTINUED

Year ended December 31, 2006

Account No.			
	Reconciliation of net income (loss) to net cash provided by (used in) operating activities		
3250	Net income (loss)		$ 49,607
	Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities		
6600	Depreciation		206,205
6610	Amortization		3,048
	Changes in operating asset and liability accounts		
	(Increase) decrease in operating assets		
S1200-490	Tenant accounts receivable		8,033
S1200-500	Accounts receivable - other		(44,196)
S1200-510	Accounts receivable - interest		(521)
S1200-520	Miscellaneous prepaid expenses		730
S1200-530	Tenant security deposits funded		691
	Increase (decrease) in operating liabilities		
S1200-540	Accounts payable		(496)
S1200-560	Accrued liabilities		(45,343)
S1200-570	Accrued interest payable		(163)
S1200-580	Tenant security deposits held in trust		(1,808)
S1200-590	Prepaid revenue		14,893
S1200-605	Entity liability accounts		
S1200-606	Accounts payable - entity	$ (11,585)	
			(11,585)
	Total adjustments		129,488
S1200-610	Net cash provided by (used in) operating activities		$ 179,095

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

RESERVE FOR REPLACEMENTS

Balance at December 31, 2005	$	576,558
Total monthly deposits		39,858
Interest income		4,583
Approved withdrawals		(51,999)
Balance at December 31, 2006	$	569,000

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

COMPUTATION OF SURPLUS CASH, DISTRIBUTIONS AND RESIDUAL RECEIPTS

Part A - Compute Surplus Cash		
Cash *(Accounts 1110, 1120, 1122 and 1191)*		$ 259,017
Accounts receivable - HUD		45,181
Other		
IRP receivable	$ 2,631	
		2,631
Total cash		306,829
Accrued mortgage interest payable		11,807
Delinquent mortgage principal payments		-
Delinquent deposits to reserve for replacements		-
Accounts payable *(due within 30 days)*		22,402
Loans and notes payable *(due within 30 days)*		-
Deficient tax, insurance or MIP escrow deposits		-
Accrued expenses *(not escrowed)*		7,055
Prepaid revenue *(Account 2210, and 2193)*		15,924
Tenant security deposits liability *(Account 2191)*		15,942
Other current obligations		-
Less total current obligations		73,130
Surplus cash (deficiency)		$ 233,699

Part B - Compute Distributions to Owners and Required Deposit to Residual Receipts

Limited Dividend Projects	
Annual distribution earned during fiscal period covered by the statements	$ 121,682
Distribution accrued and unpaid as of the end of the prior fiscal period	169,569
Distributions and entity expenses paid during fiscal period covered by the statements	168,426
Amount remaining as distribution earned but unpaid	122,825
Amount available for distribution during next fiscal period	$ 233,699
Deposit due residual receipts reserve	$ -

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

CHANGES IN FIXED ASSET ACCOUNTS

	Assets			
	Balance 12/31/05	Additions	Deletions	Balance 12/31/06
Land	$ 59,800	$ -	$ -	$ 59,800
Buildings	8,018,620	-	-	8,018,620
Building equipment - portable	250,659	-	-	250,659
Motor vehicles	10,029	-	-	10,029
Miscellaneous fixed assets	15,000	-	-	15,000
	$ 8,354,108	$ -	$ -	$ 8,354,108
Accumulated depreciation	$ 2,915,876	$ 206,205	$ -	$ 3,122,081
Total net book value				$ 5,232,027

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

DETAIL OF ACCOUNTS - STATEMENT OF OPERATIONS

OTHER ENTITY EXPENSES (ACCOUNT NO. 7190)

Partnership administrative fee	$	84,213
Miscellaneous entity expenses		2,480
	$	86,693

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

SUPPLEMENTAL INFORMATION - CONTINUED

Year ended December 31, 2006

OTHER INFORMATION

Related party transactions detail:

Entity name	Amount paid
Trillium Properties, LLC	$ 73,886
C.S.L. Developer, Inc.	5,160
	$ 79,046

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL

To the Partners
St. John Housing Associates Limited Partnership

We have audited the financial statements of St. John Housing Associates Limited Partnership, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), as of December 31, 2006, and have issued our report thereon dated March 20, 2007. We have also audited St. John Housing Associates Limited Partnership's compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated March 20, 2007.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether St. John Housing Associates Limited Partnership complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of the partnership is responsible for establishing and maintaining effective internal control. In planning and performing our audit of the financial statements, we considered the partnership's internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on a major HUD-assisted program as a basis for designing our audit procedures for the purpose of expressing our opinions on the financial statements and on compliance, but not for the purpose of expressing an opinion on the effectiveness of the partnership's internal control.

A control deficiency exists when the design or operation of a control does not allow management or employees on a timely basis, in the normal course of performing their assigned functions, to prevent or detect misstatements in the financial statements or noncompliance with applicable requirements of laws and regulations in relation to a HUD-assisted program. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the partnership's ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles, or to administer HUD-assisted programs in accordance with applicable laws and regulations such that there is more than a remote likelihood that a misstatement of the partnership's financial statements or noncompliance with applicable laws and regulations that is more than inconsequential will not be prevented or detected by the partnership's internal control.

Reznick Group

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements or that material noncompliance with applicable requirements of laws and regulations in relation to a HUD-assisted program will not be prevented or detected by the partnership's internal control.

Our consideration of internal control was for the limited purpose described in the third paragraph of this report and would not necessarily identify all deficiencies in internal control that might be significant deficiencies or material weaknesses. We did not identify any deficiencies in internal control that we consider to be material weaknesses, as defined above.

This report is intended solely for the information and use of the partners, management and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Skokie, Illinois
March 20, 2007

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

To the Partners
St. John Housing Associates Limited Partnership

We have audited St. John Housing Associates Limited Partnership's, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), compliance with the specific program requirements governing federal financial reports; mortgage status; replacement reserve; residual receipts; distributions to owners; tenant application, eligibility and recertification; management functions; unauthorized change of ownership/acquisition of liabilities; unauthorized loans of project funds; unauthorized transfer of beneficial interest; electronic submission verification; and excess income that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2006. Compliance with those requirements is the responsibility of the partnership's management. Our responsibility is to express an opinion on the partnership's compliance based on our audit.

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America, the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether noncompliance with the requirements referred to above that could have a direct and material effect on a major HUD-assisted program occurred. An audit includes examining, on a test basis, evidence about St. John Housing Associates Limited Partnership's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. Our audit does not provide a legal determination of the partnership's compliance with those requirements.

In our opinion, St. John Housing Associates Limited Partnership complied, in all material respects, with the specific program requirements referred to above that are applicable to each of its major HUD-assisted programs for the year ended December 31, 2006.

Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Los Angeles ■ Sacramento ■ Tysons Corner

Reznick Group

This report is intended solely for the information and use of the partners, management and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Skokie, Illinois
March 20, 2007

Reznick Group

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236

Tel: (847) 324-7500
Fax: (847) 324-7501
www.reznickgroup.com

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION

To the Partners
St. John Housing Associates Limited Partnership

We have applied procedures to test St. John Housing Associates Limited Partnership's, FHA Project Nos. 073-44378, 073-12010, and 073-12007 (an Illinois Limited Partnership), compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 2006.

Our procedures were limited to the applicable compliance requirements described by the "Consolidated Audit Guide for Audits of HUD Programs" (the Guide) issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on St. John Housing Associates Limited Partnership's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended solely for the information and use of the partners, management and the U.S. Department of Housing and Urban Development and is not intended to be and should not be used by anyone other than these specified parties.

Reznick Group, P.C.

Skokie, Illinois
March 20, 2007

Atlanta ■ Baltimore ■ Bethesda ■ Charlotte ■ Chicago ■ Los Angeles ■ Sacramento ■ Tysons Corner

St. John Housing Associates Limited Partnership
HUD Project Nos.: 073-44378, 073-12010, and 073-12007

AUDITEE'S COMMENTS ON AUDIT RESOLUTION MATTERS
RELATED TO HUD PROGRAMS

December 31, 2006

Finding No. 1

In 2004, the partnership paid $5,115 of expenses of another project, Homewood Village, from project funds without HUD approval. As of December 31, 2005, the amount remains receivable, but was repaid by Homewood Village during 2006.

Finding code - G

Status

Cleared

Reporting Period

December 31, 2004.

Previous Finding Reference Number

2004-1